Exhibit 10.1
THIRD AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of November 3, 2021 by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a "Lender" and collectively as "Lenders"), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, "Agent"), SKYWATER TECHNOLOGY, INC., a Delaware corporation, successor by conversion to CMI Acquisition, LLC, a Delaware limited liability company ("Parent"), and SKYWATER TECHNOLOGY FOUNDRY, INC., a Delaware corporation ("SkyWater").
WHEREAS, Parent, SkyWater, Agent, and sole Lender are parties to that certain Amended and Restated Credit Agreement dated as of December 28, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"); and
WHEREAS, Agent and Lenders have agreed to modify the Credit Agreement subject to the terms and provisions hereof;
NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.
2.Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 5 below and in reliance upon the representations and warranties of the Loan Parties set forth in Section 6 below, the Credit Agreement is hereby amended as follows:
(a)     Effective as of October 1, 2021, Section 7(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(b) Leverage Ratio. Have a Leverage Ratio, measured on a quarter-end basis (i) with respect to the Fiscal Quarters ending on or prior to July 2, 2023, to the extent a Covenant Testing Period is then in effect (including any such Fiscal Quarter ending on or after the first day of such Covenant Test Period and ending on or prior to the last day thereof) and (ii) with respect to any Fiscal Quarter ending after July 2, 2023, of not greater than the applicable ratio set forth in the following table for the applicable date set forth opposite thereto:

Applicable Ratio	Applicable Date
3.5:1.0	October 3, 2021
3.0:1.0	January 2, 2022 and the last day of each Fiscal Quarter thereafter

3.Continuing Effect. Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.
4.Reaffirmation and Confirmation. Each Loan Party hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents represent the valid, enforceable and collectible obligations of such Loan Party, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Loan Party hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by the Loan Parties in all respects.
5.Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions precedent:
(a)Each party hereto shall have executed and delivered this Amendment to Agent;
(a)Borrowers shall have paid to Agent the Amendment Fee (as defined below); and
(b)All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent and its legal counsel.
6.Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to Agent and Lenders, immediately after giving effect to this Amendment:
(a)All representations and warranties of each Loan Party or its Subsidiaries contained in this Amendment or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);
(b)No Default or Event of Default has occurred and is continuing; and
(c)This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.
7.Further Assurances. The Loan Parties shall execute and deliver all agreements, documents and instruments reasonably requested by the Agent, each in form and substance reasonably satisfactory to the Agent, and take all actions as the Agent may reasonably request from time to time, to perfect and maintain the perfection and priority of the security interest in the Collateral held by the Agent and to fully consummate the transactions contemplated under this Amendment and the Credit Agreement, as modified hereby.
8.Miscellaneous.
(a)Amendment Fee. In consideration of entering into this Amendment, Borrowers shall pay to Agent, for the ratable benefit of the Lenders, an amendment fee equal to $250,000 (the "Amendment Fee"), which fee shall be fully earned as of the date hereof and shall be payable and non-refundable on the date hereof.
(b)Expenses. Borrowers agree to pay on demand all Lender Group Expenses of Agent in connection with the preparation, negotiation, execution, delivery and administration of this Amendment in accordance with the terms of the Credit Agreement.
(c)Governing Law. This Amendment shall be a contract made under and governed by, and construed in accordance with the internal laws of the State of Illinois.
(d)Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic photocopy (e.g., "pdf") shall be effective as delivery of a manually executed counterpart hereof.
9.Release. In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known as of the date of this Amendment, both at law and in equity, which each Loan Party, or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in each case for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWER:	SKYWATER TECHNOLOGY FOUNDRY, INC.,
a Delaware corporation

	By:	/s/ Steve Manko
Name: Steve Manko
Title: Chief Financial Officer

PARENT:	SKYWATER TECHNOLOGY, INC.,
a Delaware corporation

	By:	/s/ Steve Manko
Name: Steve Manko
Title: Chief Financial Officer

WELLS FARGO BANK, NATIONAL
ASSOCIATION, a national banking association, as
Agent and as a Lender

By:	/s/ Darryl Gerads
Name: Darryl Gerads
Title: Vice President